CURTISS-WRIGHT CORPORATION SAVINGS AND INVESTMENT PLAN As Amended and Restated effective January 1, 2015
Fourteenth INSTRUMENT OF AMENDMENT
Recitals:
1. Curtiss-Wright Corporation (the “Company”) has heretofore adopted the Curtiss‑Wright Corporation Savings and Investment Plan (the “Plan”) and has caused the Plan to be amended and restated in its entirety effective as of January 1, 2015.
2. Subsequent to the most recent amendment and restatement of the Plan, the Company has decided to amend the Plan to reflect the requirements of the Further Consolidated Appropriations Act, 2020, § Division O - Setting Every Community Up for Retirement Enhancement Act of 2019 (SECURE) and the Coronavirus Aid, Relief, and Economic Security (CARES) Act.
3. Section 12.01(a) of the Plan permits the Company to amend the Plan at any time and from time to time.
4. Section 12.01(b) authorizes the Curtiss-Wright Corporation Administrative Committee to adopt Plan amendments on behalf of the Company under certain circumstances.
Amendments to the Plan
1. Notwithstanding any provision of the Plan to the contrary, effective January 1, 2020, Section 9.04(a) is amended by adding the following at the end thereof:
Notwithstanding any provision of the Plan to the contrary, the required beginning date will be determined effective with respect to required minimum distributions required to be made on and after January 1, 2020 for Members who attain age 70½ after such date by substituting age 72 for age 70½ in each place such age appears. For purposes of determining a Member’s required beginning date, a Member will be treated as a more than 5-percent owner if he or she was a 5-percent owner (as defined in Section 416 of the Code) as to the Plan Year ending in the calendar year the Member attains age 72.
2. Notwithstanding any provision of the Plan to the contrary, effective January 1, 2020, Section 9.04(c) is amended by deleting paragraph (ii) in its entirety and inserting in its place the following:
(ii) "Distribution calendar year" means a calendar year for which a minimum distribution is required. The first distribution calendar year is the calendar year in which the applicable Member in active service attains age 70½ (or age 72 in the case of minimum distributions required on or after January 1, 2020 for Members who attain age 70½ after such date).

3. Notwithstanding any provision of the Plan to the contrary, effective January 1, 2020, Section 9.04 of the Plan is amended by adding the following Subsection (d) at the end thereof:
(d) Waiver for 2020 Plan Year. Notwithstanding any provision of this Section 9.04 to the contrary:

a.Subject to Section 9.04(d)(ii), a Member or Beneficiary who would have been required to receive required minimum distributions for 2020 but for the enactment of Section 401(a)(9)(I) of the Code ("2020 RMDs") and who would have satisfied that requirement by receiving distributions that are (i) equal to the 2020 RMDs or (ii) one or more payments in a series of substantially equal distributions (that include the 2020 RMDs) made at least annually and expected to last for the life (or life expectancy) of the Member, the joint lives (or joint life expectancy) of the Member and the Member's designated Beneficiary or for a period of at least 10 years, will receive those distributions for 2020 unless the Member or Beneficiary chooses not to receive such distributions. Member and Beneficiaries described in the preceding sentence will be given the opportunity to elect to stop receiving the distributions described in the preceding sentence.

a.Notwithstanding the provisions of Section 9.04(d)(i), a Member or Beneficiary whose first required minimum distribution is a 2020 RMD that would have been required to be distributed but for the enactment of section 401(a)(9)(I) of the Code and who would have satisfied the requirement to receive minimum required distributions for 2020 by receiving distributions that are (i) equal to the 2020 RMDs or (ii) one or more payments in a series of substantially equal distributions (that include the 2020 RMDs) made at least annually and expected to last for the life (or life expectancy) of the Member, the joint lives (or joint life expectancy) of the Member and the Member's designated Beneficiary or for a period of at least 10 years, will not receive those distributions for 2020, unless the Member or Beneficiary chooses to receive such distributions. Members and Beneficiaries described in the preceding sentence will be given the opportunity to elect to receive the distributions described in the preceding sentence.

a.For purposes of this Section 9.04(d), a direct rollover will be offered only for distributions that would be eligible rollover distributions without regard to section 401(a)(9)(I) of the Code.
Except to the extent amended by this Instrument of Amendment, the Plan shall remain in full force and effect.
IN WITNESS WHEREOF, this amendment has been executed on this 17th day of September, 2021.

Curtiss-Wright Corporation
Administrative Committee

By: ___________________________________
Robert F. Freda